Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BANNER CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 24, 2003

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Banner Corporation. The meeting will be held at the Marcus Whitman Hotel at 6 W. Rose Street, Walla Walla, Washington, on Thursday, April 24, 2003, at 10:00 a.m., local time.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

                                                                                                                Sincerely,

                                                                                                                 /s/ D. Michael Jones

                                                                                                                D. Michael Jones
                                                                                                                President and Chief Executive Officer

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BANNER CORPORATION
10 S. First Avenue
Walla Walla, Washington 99362
(509) 527-3636

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 24, 2003

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Banner Corporation ("Company") will be held at the Marcus Whitman Hotel at 6 W. Rose Street, Walla Walla, Washington, on Thursday, April 24, 2003, at 10:00 a.m., local time, for the following purposes:

(1)     To elect two directors to serve for a three-year term; and

(2)     To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

                NOTE:     The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 1, 2003 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                                                                                    BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                    /s/ Albert H. Marshall
                                                                                                     ALBERT H. MARSHALL
                                                                                                    SECRETARY

Walla Walla, Washington
March 24, 2003

IMPORTANT: The prompt return of proxies will save your Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

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PROXY STATEMENT
OF
BANNER CORPORATION
10 S. First Avenue
Walla Walla, Washington 99362
(509) 527-3636

ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2003

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Banner Corporation ("Company") to be used at the 2003 Annual Meeting of Shareholders ("Annual Meeting") of the Company. The Company is the holding company for Banner Bank (sometimes referred to herein as the "Bank"). The Annual Meeting will be held at the Marcus Whitman Hotel at 6 W. Rose Street, Walla Walla, Washington, on Thursday, April 24, 2003, at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about March 24, 2003.

VOTING AND PROXY PROCEDURE

        Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 1, 2003 are entitled to one vote for each share of common stock of the Company ("Common Stock") then held. As of March 1, 2003, the Company had 11,338,510 shares of Common Stock issued and outstanding.

        If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will be considered shares present and will be included in determining whether a quorum is present.

        Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a shareholder of record attends the Annual Meeting, he or she may vote by ballot.

        The Board recommends a vote "FOR" the election of the nominees for director.

        The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.

        Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company

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or by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        If your Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

        Participants in the Banner Corporation ESOP. If a shareholder is a participant in the Banner Corporation Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. The instructions are confidential and will not be disclosed to the Company. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of five percent of the Company's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of the Record Date, certain information regarding those persons who were beneficial owners of more than five percent of the outstanding shares of Common Stock. To the Company's knowledge, no other person or entity beneficially owned more than five percent of the Common Stock as of the Record Date.

        The following table also sets forth, as of the Record Date, information as to the shares of Common Stock beneficially owned by (a) each director, (b) each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement (the "named executive officers") and (c) all executive officers and directors of the Company as a group.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding

Beneficial Owners of More Than 5%

Banner Corporation Employee Stock Ownership Plan Trust	990,567	(2)	8.7
10 S. First Avenue
Walla Walla, Washington 99362

Westport Asset Management, Inc.	986,481	(3)	8.7
253 Riverside Avenue
Westport, Connecticut 06880

Dimensional Fund Advisors, Inc.	907,040	(4)	8.0
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Name	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding

Directors

Robert D. Adams	100,648	(5)	*
Gordon E. Budke	100		*
David B. Casper	109,046	(6)	*
Margaret C. Langlie	29,685		*
Dean W. Mitchell	88,081		*
Brent A. Orrico	160,063	(7)	1.4
Wilber Pribilsky	106,762	(8)	*
Steven Sundquist	14,395		*

Named Executive Officers

D. Michael Jones**	55,761		*
Gary Sirmon**	398,543		3.5
Jesse G. Foster**	119,428		1.1
Michael K. Larsen	161,550	(9)	1.4
Lloyd W. Baker	34,956	(10)	*

All Executive Officers and Directors as a Group (17 persons)	1,398,658		12.3
____________________
*	Less than 1% of shares outstanding.
**	Messrs. Jones, Sirmon and Foster are also directors of the Company.
(1)

In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days of the Record Date. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the ESOP and shares of restricted stock granted under the Company's Management Recognition and Development Plan, as to which the holders have voting power but not investment power, are included as follows: Ms. Langlie, 1,815 shares; Mr. Orrico, 1,210 shares; Mr. Sundquist, 2,420 shares; Mr. Jones, 20,000 shares; Mr. Sirmon, 9,896 shares; Mr. Foster, 3,758 shares; Mr. Larsen, 9,772 shares; Mr. Baker, 6,062 shares; and all executive officers and directors as a group, 63,341 shares. The amounts shown also include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days of the Record Date through the exercise of stock options granted pursuant to the Company's stock option plans: Mr. Adams, 48,059; Mr. Casper, 48,059; Ms. Langlie, 16,330; Mr. Mitchell, 48,059; Mr. Pribilsky, 48,059; Mr. Orrico, 16,990; Mr. Sundquist, 7,460; Mr. Jones, 10,000; Mr. Sirmon, 235,587; Mr. Foster, 108,731; Mr. Larsen, 94,796; Mr. Baker, 14,152; and all executive officers and directors as a group, 707,180.

(2)

Under the terms of the ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the trustees have received voting instructions from participants. As of the Record Date, 474,607 shares have been allocated to participants' accounts, excluding allocations to individuals who no longer participate in the ESOP. The trustees of the ESOP are Directors Adams, Budke, Casper, Langlie, Mitchell, Orrico, Pribilsky and Sundquist.

(3)

Information concerning the shares owned by Westport Asset Management, Inc. is reported as of December 31, 2002 and was obtained from an amended Schedule 13G dated February 14, 2003. According to this filing, Westport Asset Management, Inc., an investment advisor registered under the Investment Advisors Act of 1940, has shared voting power with respect to 696,081 shares and shared dispositive power with respect to 986,481 shares.

(4)

Information concerning the shares owned by Dimensional Fund Advisors, Inc. is reported as of December 31, 2002 and was obtained from an amended Schedule 13G dated February 3, 2003. According to this filing, Dimensional


 Fund Advisors, Inc., an investment advisor registered under the Investment Advisors Act of 1940, has sole voting and dispositive power with respect to 907,040 shares.

(5)	Includes 2,786 shares owned by Mr. Adams' wife.
(6)	Includes 1,718 shares owned by a company controlled by Mr. Casper.
(7)	Includes 41,964 shares owned by companies controlled by Mr. Orrico and 85,980 shares owned by trusts directed by Mr. Orrico.
(8)	Includes 3,025 shares owned by a company controlled by Mr. Pribilsky.
(9)	Includes 2,752 shares owned by Mr. Larsen's wife.
(10)	Includes 847 shares owned by Mr. Baker's wife.

PROPOSAL 1 - ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes with three-year staggered terms, with approximately one- third of the directors elected each year. Two directors will be elected at the Annual Meeting to serve for a three-year period, or until their respective successors have been elected and qualified. The nominees for election this year are Gordon E. Budke and David B. Casper, both of whom are current members of the Board of Directors. On October 24, 2002, the Board of Directors voted to increase the size of the Board from ten to eleven members, and appointed Mr. Budke to fill the vacancy. Ms. Langlie and Mr. Sundquist, whose terms expire in 2003, have indicated their desire to not stand for reelection. The Board voted on February 13, 2003 to decrease its size from eleven to nine members upon the retirement of Ms. Langlie and Mr. Sundquist effective as of the Annual Meeting.

        It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

        The Board of Directors recommends a vote "FOR" the election of Messrs. Budke and Casper.

        The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

Name	Age as of December 31, 2002	Year First Elected or Appointed Director (1)	Term to Expire

BOARD NOMINEES

Gordon E. Budke	61	2002	2006 (2)
David B. Casper	66	1976	2006 (2)

DIRECTORS CONTINUING IN OFFICE

Robert D. Adams	61	1984	2004
Wilber Pribilsky	69	1987	2004
Gary Sirmon	59	1983	2004
Jesse G. Foster	64	1996	2005
D. Michael Jones	60	2002	2005
Dean W. Mitchell	68	1979	2005
Brent A. Orrico	53	1999	2005

(1)     Includes prior service on the Board of Directors of Banner Bank.
(2)     Assuming the individual is re-elected.


        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        Gordon E. Budke is President of Budke Consulting, PLLC, which specializes in general business assistance to small and growing companies. A Certified Public Accountant, he retired from Coopers & Lybrand (now PricewaterhouseCoopers) in October 1997. Mr. Budke serves on the boards of directors of Biomedex, Inc. and Yokes Washington Foods, Inc.

        David B. Casper is President of David Casper Ranch, Inc., a farming operation he has owned since 1973.

        Robert D. Adams is a partner in and the President and Chief Executive Officer of Carroll Adams Tractor Co., which sells and rents farm, industrial and consumer equipment and with which he has been affiliated for 33 years.

        Wilber Pribilsky is the Chairman of Bur-Bee Co., Inc., a wholesale food distributor, with which he has been affiliated for 55 years.

        Gary Sirmon is Chairman of the Board and a Director of the Company and Banner Bank. He joined Banner Bank in 1980 as an Executive Vice President and served as its Chief Executive Officer from 1982 until February 2002.

        Jesse G. Foster is Vice Chairman of the Board and a Director of the Company and Banner Bank. He was formerly the Chief Executive Officer, President and a Director of Inland Empire Bank, which he joined in 1962.

        D. Michael Jones is the President and Chief Executive Officer, and a Director, of the Company and Banner Bank. He joined Banner Bank in 2002 following an extensive career in banking, finance and accounting. Mr. Jones is a Certified Public Accountant (Inactive) and served as President and Chief Executive Officer from 1996 to 2001 for Source Capital Corporation, a lending company in Spokane, Washington. From 1987 to 1995, Mr. Jones served as President of West One Bancorp, a large regional banking franchise based in Boise, Idaho.

        Dean W. Mitchell recently retired as Owner and Manager of Tri-Cities Communications, Inc., which operates KONA AM and FM radio stations, with which he was affiliated for 45 years.

        Brent A. Orrico is a former Director of Towne Bank. He is President of FAO Corporation, an asset management company, and is a principal of B & O Financial Management Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors of the Company conducts its business through meetings of the Board and through its committees. During the calendar year ended December 31, 2002, the Board of Directors of the Company held 12 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

        The Executive Committee, consisting of Directors Sirmon, Adams, Casper, Foster, Jones and Pribilsky, acts for the Board of Directors when formal Board action is required between regular meetings. This Committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power to, among other things, declare dividends, authorize the issuance of stock, amend the Bylaws or approve any agreement of merger or consolidation other than mergers with a subsidiary of the Company. The Executive Committee met once during the year ended December 31, 2002.

        The Audit Committee, consisting of Directors Budke, Adams, Mitchell and Sundquist, oversees management's fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system. It also has the sole authority to appoint or replace the Company's independent auditors and oversees the activities of the Company's internal audit functions. The Audit Committee has a Charter which specifies its obligations and the

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Committee believes it has fulfilled its responsibilities under the Charter. In December 2002, the Board of Directors adopted a revised Audit Committee Charter to reflect the new responsibilities imposed by the Sarbanes-Oxley Act of 2002. A copy of the revised Charter is attached to this proxy statement as Appendix A. Each member of the Audit Committee is "independent," in accordance with the requirements for companies quoted on The Nasdaq Stock Market. In addition, Mr. Budke meets the definition of "audit committee financial expert," as defined by the Securities and Exchange Commission ("SEC"). The Audit Committee met seven times during the year ended December 31, 2002.

        The Compensation Committee, which consists of Directors Mitchell, Casper and Sundquist, sets salary policies and levels for senior management and oversees all salary and incentive compensation programs for the Company. The Compensation Committee has a Charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the Charter. All members of the Committee are non-employee directors. The Compensation Committee met four times during the year ended December 31, 2002.

        The Corporate Governance/Nominating Committee, consisting of Directors Orrico, Casper, Langlie and Pribilsky, assures that the Company maintains the highest standards and best practices in all critical areas relating to the management of the business of the Company. The Committee also selects nominees for the election of directors and develops a list of nominees for board vacancies. The Corporate Governance/Nominating Committee has a Charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the Charter. All members of the Committee are non-employee directors. This Committee met four times during the year ended December 31, 2002.

        The Incentive Stock Option Plan Committee, consisting of Directors Casper, Adams, Orrico and Sundquist, administers the Company's stock option plan. This Committee met eight times during the year ended December 31, 2002.

        The Management Recognition and Development Plan Committee, consisting of Directors Casper, Adams, Langlie, Mitchell, Orrico, Pribilsky and Sundquist, administers the Company's Management Recognition and Development Plan. This Committee met twice during the year ended December 31, 2002.

DIRECTORS' COMPENSATION

        Non-employee directors of the Company receive a retainer of $20,000, and a fee of $1,000 per regular meeting attended, $500 per special meeting attended and $500 per committee meeting attended. The Chairman of the Audit Committee and the Chairman of the Corporate Governance/Nominating Committee receive an additional $250 per committee meeting attended. Officers of the Company or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any committee of the Board of Directors.

        In order to encourage the retention of qualified directors, the Company has entered into deferred fee agreements whereby directors may defer all or a portion of their regular fees until retirement. Each director may direct the investment of the deferred fees toward the purchase of life insurance or the Company's Common Stock. The Company has established a grantor trust to hold the Common Stock investments. The assets of the trust are considered part of the Company's general assets and the directors have the status of unsecured creditors of the Company with respect to the trust assets. The deferred fee agreements provide pre-retirement death and disability benefits in an amount based on the value of the director's account balance upon the occurrence of either event. At retirement, a director may elect to receive the balance of his account in a lump sum or in annual installments over a period not exceeding the life expectancy of the director and his beneficiary. At December 31, 2002, the Company's estimated deferred compensation liability expense accrual with respect to non-employee directors was $2.5 million.

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EXECUTIVE COMPENSATION

        Summary Compensation Table. The following information is furnished for the Chief Executive Officer of the Company and for the four highest paid executive officers of the Company who received salary and bonus (incentive compensation) in excess of $100,000 for the year ended December 31, 2002.

		Annual Compensation		Long-Term Compensation Awards
Name and Position	Year	Salary	Bonus (1)	Securities Underlying Options	All Other Compensation (2)

D. Michael Jones (3) President and Chief Executive Officer	2002	$299,295	$ -	50,000	$ 3,300

Gary Sirmon Chairman	2002 2001 2000	275,000 325,000 308,275	- 125,170 122,238	- 15,000 18,350	45,592 60,089 68,651

Jesse G. Foster Vice Chairman	2002 2001 2000	185,000 159,996 149,112	- 44,185 39,071	- 8,500 9,000	16,671 20,854 19,868

Michael K. Larsen Executive Vice President, Real Estate Lending Division	2002 2001 2000	178,113 152,810 144,210	- 36,085 43,177	- 4,800 4,800	14,923 18,299 30,823

Lloyd W. Baker Chief Financial Officer and Executive Vice President	2002 2001 2000	160,005 140,000 121,737	- 34,166 28,404	- 4,800 4,800	13,091 17,571 20,212

(1)	Bonuses for the year ended December 31, 2002 were accrued during the year but paid in 2003.
(2)

Amounts for fiscal year 2002 reflect: for Mr. Jones, employer contribution to the Company's 401(k) Plan of $3,300; for Mr. Sirmon, deferred compensation contribution of $28,217, ESOP contribution of $12,000 and employer contribution to the Company's 401(k) Plan of $5,375; for Mr. Foster, ESOP contribution of $11,171 and employer contribution to the Company's 401(k) Plan of $5,500; for Mr. Larsen, ESOP contribution of $10,798 and employer contribution to the Company's 401(k) Plan of $4,125; and for Mr. Baker, ESOP contribution of $8,291 and employer contribution to the Company's 401(k) Plan of $4,800.

(3)

Mr. Jones was appointed as President and Chief Executive Officer of Banner Bank and a director of the Company and the Bank by the Board of Directors as of February 11, 2002. After the 2002 Annual Meeting, Mr. Jones was appointed by the Board as President and Chief Executive Officer of the Company.

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        Option Grants in Last Fiscal Year. The following table sets forth information concerning the grant of stock options to the named executive officers during the calendar year ended December 31, 2002.

Individual Grants
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price (per share)	Expiration Date	Potential Realizable Value
at Assumed Annual Rates
of Stock Price Appreciation
for Option Term (2)
					5%	10%

D. Michael Jones	50,000	31.5%	$19.40	2/11/12	$610,028	$1,545,930
Gary Sirmon	-	-	-	-	-	-
Jesse G. Foster	-	-	-	-	-	-
Michael K. Larsen	-	-	-	-	-	-
Lloyd W. Baker	-	-	-	-	-	-

(1)	The reported option grant vests at the rate of 20% per annum. Options become immediately exercisable in the event of a change in control of the Company.
(2)

The dollar gains under these columns result from calculations required by the SEC's rules and are not intended to forecast future price appreciation of the Common Stock of the Company. It is important to note that options have value to the listed executives only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executives to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Common Stock would be approximately $31.60 and $50.32, respectively, as of the expiration of the options granted on February 11, 2002.

        Option Exercise/Value Table. The following information with respect to options exercised during the fiscal year ended December 31, 2002 and remaining unexercised at the end of the fiscal year, is presented for the named executive officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares Acquired on	Value	Options at Fiscal Year End		Fiscal Year End (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

D. Michael Jones	-	-	-	50,000	$ -	$ -
Gary Sirmon	-	-	235,587	40,533	1,368,604	158,118
Jesse G. Foster	-	-	108,731	16,434	620,153	62,720
Michael K. Larsen	-	-	94,796	10,000	580,956	37,909
Lloyd W. Baker	-	-	14,152	8,734	70,583	32,983

(1)

Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on December 31, 2002 less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

        Employment Agreements with Named Executive Officers. The Company entered into employment agreements with Messrs. Sirmon, Larsen and Baker (individually, the "Executive") on July 1, 1998 and with Mr. Jones (also, the "Executive") on February 11, 2002. The agreements provide that the Executive's base salary is subject to annual review. The current base salaries for Messrs. Jones, Sirmon, Larsen and Baker are $365,000, $275,000, $195,000 and $160,000, respectively. In addition to base salary, the agreements provide for the Executive's participation in the employee benefit plans and other fringe benefits applicable to executive personnel. The initial three-year term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors of Banner Bank. The agreements for Messrs. Sirmon, Larsen and Baker were extended on July 1, 2002, and the agreement for Mr. Jones was extended on January 23, 2003. The employment of the Executive is terminable at any time

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for cause as defined in the agreements. In addition, the employment of the Executive may be terminated without cause in which case he would continue to receive his base salary over the remaining term of the agreement.

        The agreements also provide for the payment of severance benefits to the Executive in the event of his termination of employment following a change in control of Banner Bank or the Company. Such benefits would include a lump sum payment equal to 2.99 times the average of the Executive's five preceding years' compensation and continuation of retirement, life, health and disability coverage for a three-year period. In the event of a change in control of Banner Bank or the Company, the total cash payment due under the agreements, excluding any benefits payable under any employee benefit plan, would be approximately $902,686, $2,109,223, $1,015,904 and $448,569 for Messrs. Jones, Sirmon, Larsen and Baker, respectively. For purposes of the agreements, "change in control" includes, among other things, a change in control within the meaning of the rules and regulations promulgated by the Board of Governors of the Federal Reserve System under the Change in Bank Control Act of 1978, the acquisition by any person of securities representing 20% or more of the outstanding securities of Banner Bank or the Company (or for Mr. Jones, 25% or more of the outstanding securities of the Company), or a plan of reorganization, merger, consolidation or sale of substantially all of the assets of Banner Bank or the Company in which Banner Bank or the Company is not the resulting entity.

        The agreements restrict the right of the Executive to compete against Banner Bank or the Company for a period of one year following retirement in the area of Walla Walla or any other area in which Banner Bank maintains a full service branch office.

        Banner Bank of Oregon (formerly known as Inland Empire Bank) entered into an employment agreement with Mr. Foster on September 30, 1994. The agreement was continued, with certain modifications, following the acquisition of Banner Bank of Oregon by the Company and its merger into Banner Bank. The initial term of the agreement expired on September 30, 1999. The agreement provides for an automatic one-year extension unless either party gives notice of an intention not to renew at least 60 days prior to the expiration date. Mr. Foster's base salary, which is subject to periodic review, is currently $195,000. In the event of Mr. Foster's termination without cause, Banner Bank is obligated to continue his then current salary through the expiration date of the agreement. In the event of Mr. Foster's resignation following a change in control of Banner Bank (as defined in the agreement), Banner Bank is obligated to continue his base salary for the sooner of one year or the expiration date of the agreement. The agreement restricts Mr. Foster's ability to compete with Banner Bank within a 50-mile radius of the former Banner Bank of Oregon's main and branch office locations during any period in which he is receiving compensation from Banner Bank.

        Salary Continuation and Deferred Compensation Agreements. Banner Bank has entered into salary continuation agreements with Messrs. Sirmon and Larsen (individually, the "Executive") to ensure their continued service with Banner Bank through retirement. Banner Bank has purchased life insurance to finance the benefits payable under the agreements. Assuming that the Executive remains in the employ of Banner Bank to age 65, the agreements provide for monthly payments over a minimum of a 180-month period following retirement. The annual payment for Messrs. Sirmon and Larsen would be $112,000 and $64,000, respectively. In the event of the Executive's termination of employment by reason of death or disability prior to age 65, the salary continuation benefit would be payable to the Executive or his designated beneficiary.

        For 1994 and subsequent years, Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, limits to $150,000 (indexed) per employee the amount of compensation that is considered for purposes of determining the maximum contribution to Banner Bank's tax-qualified profit sharing plan on behalf of each eligible employee. Banner Bank credits certain executive officers whose total compensation exceeds $150,000 with additional deferred compensation to restore amounts that may not be contributed to the profit sharing plan as a consequence of the Section 401(a)(17) limitation. For the fiscal year ended December 31, 2002, $3,217 was credited as deferred compensation for Mr. Sirmon.

        Banner Bank of Oregon entered into an agreement with Mr. Foster to provide him with supplemental retirement benefits. The agreement was continued, with certain modifications, following the acquisition of Banner Bank of Oregon by the Company and its merger into Banner Bank. The agreement provides that, following Mr. Foster's retirement at or after attaining age 62 (or in the event of his prior death or disability) and for a 12-year period thereafter, Banner Bank

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will pay him (or his beneficiary) an annual benefit equal to 40% of his average annual salary during the three years preceding his retirement. The agreement also restricts Mr. Foster's ability to compete with the Bank within a 50-mile radius of the former Banner Bank of Oregon's main and branch office locations for a one-year period following his termination of employment.

        Supplemental Executive Retirement Program. The Company has adopted a Supplemental Executive Retirement Program ("SERP") for selected senior executives, including Messrs. Jones, Sirmon, Larsen and Baker (individually, the "Executive"). At termination of employment at or after attaining age 62 with at least 15 years of service (age 65 with at least five years of service in the case of Mr. Jones), the Executive's annual benefit under the SERP would be computed as the product of 3% of the Executive's final average compensation (defined as the three calendar years of the Executive's annual cash compensation, including bonuses, which produce the highest average within the Executive's final eight (five in the case of Mr. Jones) full calendar years of employment) and the Executive's annual years of service, reduced by certain amounts, such as the amount payable to the Executive under the Company's 401(k) profit sharing plan and its ESOP, employer-contributed deferred compensation and any amount payable to an Executive under the salary continuation agreements described above. The maximum benefit would be 60% of final average compensation, less applicable reductions. A reduced benefit is payable at termination of employment at or after attaining age 59 1/2 with at least 15 (five in the case of Mr. Jones) years of service. At December 31, 2002, only Mr. Larsen was eligible for benefits under the SERP. At December 31, 2002, the estimated annual benefit payable to Messrs. Sirmon, Larsen and Baker upon normal retirement would be approximately $99,930, $32,161 and $89,368, respectively. There was no annual benefit payable to Mr. Jones at December 31, 2002 because his SERP agreement was not entered into until 2003.

AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent auditors, the internal audit department and management of the Company.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended December 31, 2002:

  The Audit Committee has completed its review and discussion with management of the Company's 2002 audited financial statements;

  The Audit Committee has discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

  The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditors and their related entities and the Company and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in their professional judgment, they are independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

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  The Audit Committee has, based on its review and discussions with management of the Company's 2002 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K.

             Audit Committee:         Gordon E. Budke, Chairman
                                                     Robert D. Adams
                                                     Dean W. Mitchell
                                                     Steven Sundquist

COMPENSATION COMMITTEE MATTERS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

        Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Compensation Committee of the Board of Directors of the Company is responsible for setting the policies and compensation levels for directors, officers and employees of the Company, while the Compensation Committee of the Board of Directors of the Bank is responsible for setting the policies and compensation levels for directors, officers and employees of the Bank.

        General. The Compensation Committees' duties are to recommend and administer policies that govern executive compensation. Each Committee is responsible for evaluating the performance of its Chief Executive Officer while the Chief Executive Officer evaluates the performance of other senior officers and makes recommendations to the appropriate Committee regarding compensation levels. The Compensation Committee of the Company has final authority to set compensation levels with respect to all Company directors, officers and employees, and the Compensation Committee of the Bank has final authority to set compensation levels with respect to all Bank directors, officers and employees.

        Compensation Policies. The executive compensation policies of the Company and the Bank are designed to establish an appropriate relationship between executive pay and the Company's and the Bank's annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Bank to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

  To attract and retain key executives who are vital to the long-term success of the Company and the Bank and are of the highest caliber;

  To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Bank's level of performance;

  To motivate executives to enhance long-term shareholder value by building their equity interest in the Company; and

  To integrate the compensation program with the Company's and the Bank's annual and long-term strategic planning and performance measurement processes.

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        The Committees consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of the Company and the Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Bank during the year.

        Base Salary. The current compensation plans involve a combination of salary, at-risk incentives to reward short-term performance, stock options to reward long-term performance and deferred compensation. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committees continually evaluate current salary levels by surveying similar institutions in Washington, Oregon, the Northwest and the United States. The Committees' peer group analyses focus on asset size, nature of ownership, type of operation and other common factors. Specifically, the Committees annually review the Northwest Financial Industry Salary Survey prepared by Milliman USA (actuaries and consultants) in association with the Washington Bankers Association, the Washington Financial League and the Oregon Bankers Association, covering 107 Northwest financial organizations, the America's Community Bankers' Compensation Survey which covers 428 responding financial institutions, the Moss Adams Pacific Northwest Bankers' Compensation Survey covering 73 respondents in Washington, Oregon, Idaho and Montana, the SNL Executive Compensation Review of banks and thrifts with assets greater than $400 million, the Watson Wyatt Survey of Top Management Compensation and an individualized review of executive compensation prepared by Watson Wyatt.

        Incentive (at-risk) Compensation Program. A short-term incentive plan is in effect for the officers of the Bank which is designed to compensate for performance. The plan is designed to provide for incentive compensation of up to 35% of salary for the chief executive officer, up to 25% of salary for executive vice presidents, up to 20% of salary for senior vice presidents and up to 15% of salary for vice presidents and certain other officers. In certain circumstances, incentive compensation may be payable at higher levels based on exceptional performance in excess of established targets. The performance incentive is based primarily on quantifiable data such as return on assets, return on equity, loan and deposit growth, asset quality and level of operating expenses. Subjective evaluation of performance is limited.

        Deferred Compensation. To the extent that executive officers' contributions to the Company's retirement programs are limited by applicable law, the Company credits each affected executive with deferred compensation in the amount of the additional annual contribution the executive would have received if such limits were not applicable.

        Long Term Incentive Compensation. The Company, with shareholder approval, adopted both the 1996 Management Recognition and Development Plan and the 1996 Stock Option Plan on July 26, 1996, the 1998 Stock Option Plan on July 24, 1998 and the 2001 Stock Option Plan on April 20, 2001, under which officers may receive grants and awards. The Company believes that stock ownership by the Company's and the Bank's officers is a significant factor in aligning the interests of the officers with those of shareholders. Stock options and stock awards under such plans were allocated based upon regulatory practices and policies, the practices of other recently converted financial institutions as verified by external surveys and based upon the officers' level of responsibility and contributions to the Company and the Bank. The Company also provides a 401(k) profit sharing plan. A committee appointed by the Board of Directors administers the 401(k) profit sharing plan and the named executive officers participate in the 401(k) profit sharing plan.

        Compensation of the Chief Executive Officer. During the calendar year ended December 31, 2002, D. Michael Jones, President and Chief Executive Officer of the Company and of Banner Bank, earned $299,295 in base salary. In addition, he was credited with $3,300 in other compensation, in the form of a 401(k) contribution by the Company. This resulted in total compensation of $302,595. The Committee believes that Mr. Jones' compensation is appropriate

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based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data and the financial performance of the Company during the fiscal year.

                            Compensation Committee:         Dean W. Mitchell, Chairman
                                                                                   David B. Casper
                                                                                   Steven Sundquist

         Compensation Committee Interlocks and Insider Participation. No members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during the year ended December 31, 2002, were formerly Company officers or had any relationships otherwise requiring disclosure.

        Performance Graph. The following graph compares the cumulative total shareholder return on the Common Stock with the cumulative total return on the Nasdaq (U.S. Stock) Index, a peer group of the SNL $1 Billion to $5 Billion Asset Bank Index and a peer group of the SNL $1 Billion to $5 Billion Asset Thrift Index. Total return assumes the reinvestment of all dividends.

Comparison of Cumulative Total Return *
Banner Corporation
NASDAQ - Total US **
SNL $1B-$5B Bank Index
SNL $1B-$5B Thrift Index
Index Value
300
250
200
150
100
50
12/31/97
12/31/98
12/31/99
12/31/00
12/31/01
12/31/02

	Period Ending
Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Banner Corporation	$100.00	$ 97.40	$ 61.50	$ 72.61	$ 83.04	$ 94.72
Nasdaq Total U.S.	100.00	140.99	261.48	157.42	124.89	86.33
SNL $1B-$5B Banks	100.00	99.77	91.69	104.05	126.42	145.94
SNL $1B-$5B Thrifts	100.00	89.76	80.38	97.16	138.52	177.39
*

Assumes $100 invested in the Common Stock at the closing price per share and each index on December 31, 1997 and that all dividends were reinvested. Information for the graph was provided by SNL Securities L.C.

**	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003. Used with permission. All rights reserved. crsp.com.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 2002 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

TRANSACTIONS WITH MANAGEMENT

        Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

INDEPENDENT AUDITORS

        Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended December 31, 2002. Due to the expanded responsibilities imposed on the Audit Committee and the Board of Directors by the Sarbanes-Oxley Act of 2002, the Audit Committee is still considering the appointment of the independent auditors for the year ending December 31, 2003. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

Audit Fees

        The aggregate fees billed, or expected to be billed, to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively "Deloitte & Touche") for professional services rendered for the audit of the Company's financial statements for fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, including travel and out-of-pocket expenses for that year, are $285,000.

Financial Information Systems Design and Implementation Fees

        There were no professional services rendered by Deloitte & Touche in fiscal 2002 relating to financial information systems design and implementation. Deloitte & Touche provides no consulting services to the Company.

All Other Fees

        Other than audit fees, the aggregate fees billed to the Company by Deloitte & Touche for fiscal 2002, none of which were financial information systems design and implementation fees, were $5,000. The Audit Committee of the

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Board of Directors determined that the services performed by Deloitte & Touche other than audit services are compatible with Deloitte & Touche maintaining its independence. Deloitte & Touche was not engaged to provide any internal audit or accounting record-keeping services.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation.

        The Company's 2002 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on March 1, 2003. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

        A copy of the Company's Form 10-K for the calendar year ended December 31, 2002, as filed with the SEC, will be furnished without charge to shareholders of record as of March 1, 2003 upon written request to Albert H. Marshall, Secretary, Banner Corporation, 10 S. First Avenue, Post Office Box 907, Walla Walla, Washington 99362.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the Company's annual meeting to be held in 2004 must be received by the Company no later than November 25, 2003 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        In addition, the Company's Articles of Incorporation provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must state the shareholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

        The Company's Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of the Company not less than 30 days nor more than 60 days prior to the date of the Annual Meeting of shareholders; provided, however, that if less than 31 days' notice of the Annual Meeting is given to shareholders, such written notice must be delivered to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each

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nominee, (iii) the number of shares of Common Stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included pursuant to the Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

                                                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                                            /s/ Albert H. Marshall

                                                                                            ALBERT H. MARSHALL
                                                                     SECRETARY

Walla Walla, Washington
March 24, 2003

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Appendix A

BANNER CORPORATION
AUDIT COMMITTEE CHARTER

I. Purpose

        The primary function of the Audit Committee ("Audit Committee" or "Committee") is to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities by reviewing the quality and integrity of financial reports and other financial information provided by Banner Corporation ("Corporation"); the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with the function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

1.	Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.
2.	Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.
3.	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II. Composition

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationships that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment, as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices. Member independence, experience and financial expertise will be in conformance with rules established by the SEC, NASD, and the AICPA. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is selected by the full Board, the members of the Committee may designate a Chair my majority vote of the full Committee membership.

III. Meetings

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the Internal Audit Officer and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.4 below.

IV. Responsibilities and Duties

        To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.
2.	Review the Corporation's annual financial statements and any submitted to the public, including any certification, report, opinion, or review rendered by the independent accountants.
3.	Review the regular internal reports prepared by the internal auditing department and management's response.
4.

Review with financial management and the independent accountants the financial statements, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, in the Corporation's reports on Forms 10-Q and 10-K and annual report to shareholders prior to its filing or prior to the release of earnings. The Committee shall recommend to the Board whether or not the audited financial statements should be included in the Corporation's 10-K.

5.

Review disclosures made by the Corporation's chief executive officer and chief financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Corporation's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

Independent Accountants

6.	Have the sole authority to appoint or replace the independent accountants.
7.

Approve all audit engagement fees and terms and all non-audit engagements with the independent accountants. The Committee may delegate authority to pre-approve non-audit services to one or more members of the Committee. If this authority is delegated, all approved non-audit services will be presented to the Committee at its next scheduled meeting.

8.	Be directly responsible for the oversight of the work of the independent accountants, reviewing their performance regularly.
9.

Ensure receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the Corporation, consistent with Independence Standards Board Standard 1. On an annual basis, the Committee should review and discuss with the accountants any such relationships to determine the accountants' independence and objectivity. The Committee should take, or recommend to the Board that it take, appropriate action to oversee the independence of the accountants.

10.	Ensure the independent accountants' ultimate accountability to the Board and the Committee, as representatives of the shareholders, receiving direct reports from the accountants.
11.	Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.
12.	Discuss with the independent auditors all matters required by Statement of Auditing Standards No. 61 relating to the conduct of the audit.
13.	Ensure that the lead audit partner of the independent accountants and the audit partner responsible for reviewing the audit are rotated at least every five years.

Financial Reporting Processes

14.	In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.
15.	Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.
16.

Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvements

17.

Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in

A-2

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management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

18.	Establish procedures that allow employees of the Corporation or any of its subsidiaries to submit confidential and anonymous concerns regarding questionable accounting or auditing matters.
19.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.
20.

Following completion of the annual audit, review separately, as needed, with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

21.

Review (and in the case of the independent accountants, settle) any disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

22.

Review with the independent accountants, the internal auditing department and management the adequacy and effectiveness of the accounting and financial controls of the Corporation and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

23.

Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Compliance

24.

Review the Corporation's financial statements, reports and other information disseminated to the public. Assess compliance with legal requirements and engage outside consultants or counsel, when necessary.

25.	Review activities, organizational structure, and qualifications of the internal audit department.
26.	Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.
27.	Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's public financial statements.
28.	Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or Board deems necessary or appropriate.

Reporting

29.	Prepare an audit committee report for inclusion in the Corporation's annual proxy statement, consulting with the Corporation's legal counsel, if necessary.

Miscellaneous

30.	Determine the appropriate funding for payment of compensation to (i) the independent accountants and (ii) any advisers employed by the Committee.
31.	Discuss with management any second opinions sought from an accounting firm other than the Corporation's independent accountants, including the substance and reasons for seeking any such opinion.
32.

Review the internal audit function of the Corporation, including the independence, competence, staff staffing adequacy and authority of the internal auditing department, the reporting relationships among the internal auditing department, financial management and the Audit Committee, the internal audit reporting obligations, the proposed internal audit plans for the coming year, and the coordination of such plans with the independent accountants.

33.	Review findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.
34.	Review the appointment, reassignment or dismissal of the director of the internal audit.
35.

Review at least annually the material exceptions noted in the reports to the Audit Committee by the internal auditors and the independent accountants, and the progress made in responding to the exceptions.

36.

Obtain reports from management, the Corporation's senior internal auditing executive and the independent accountants as to whether the Corporation and its subsidiaries are in conformity with applicable legal requirements and the Corporation's Code of Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Code of Ethics.

37.	Review the Corporation's policies and procedures for regular review of the expense accounts of the Corporation's executive management.
38.

Review with management and legal counsel the Corporation's system for assessing whether the Corporation's financial statements, reports and other financial information required to be disseminated to the public and filed with governmental organizations satisfy the requirements of the SEC and NASD.

39.

Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Corporation's financial statements or accounting policies.

40.	Discuss with the Corporation's counsel legal or regulatory matters that may have a material impact on the Corporation's financial statements or its compliance and reporting policies.
41.

At its discretion, request that management, the independent accountants or the internal auditors undertake special projects or investigations which the Audit Committee deems necessary to fulfill its responsibilities.

V. Limitations of Audit Committee's Roles

        While the Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

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REVOCABLE PROXY
BANNER CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2003

        The undersigned hereby appoints Robert D. Adams, Dean W. Mitchell and Wilber Pribilsky, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Banner Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting"), to be held at the Marcus Whitman Hotel at 6W. Rose Street, Walla Walla, Washington, on Thursday, April 24, 2003, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

		FOR	VOTE WITHHELD

1.	The election as director of the nominees listed below (except as marked to the contrary below)	[ ]	[ ]

Gordon E. Budke David B. Casper

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee's name on the line below.

2.	In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the above proposal.

The proxies or the trustees of the ESOP, as the case may be, will vote your shares as directed on this card. If you do not indicate your choices on this card, the proxies will vote your shares in accordance with the directors' recommendations. If any other business is presented at the Annual Meeting, the proxies will vote your shares in accordance with the directors' recommendations. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the Annual Meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 24, 2003 and the 2002 Annual Report to Shareholders.

Dated: ______________, 2003

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

         Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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